Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Fourth Quarter and Year End 2016 Financial Results

INCLINE VILLAGE, NV, March 1, 2017 – PDL BioPharma, Inc. (PDL or the Company) (NASDAQ: PDLI) today reported financial results for the fourth quarter and year ended December 31, 2016 including:

•	Total revenues of $66.5 million and $244.3 million for the three and twelve months ended December 31, 2016, respectively.

•	GAAP diluted EPS of ($0.06) and $0.39 for the three and twelve months ended December 31, 2016, respectively.

•	GAAP net loss attributable to PDL’s shareholders of $10.3 million and net income of $63.6 million for the three and twelve months ended December 31, 2016, respectively.

•
Non-GAAP net loss attributable to PDL’s shareholders of $8.6 million and net income of $108.1 million for the three and twelve months ended December 31, 2016, respectively. A full reconciliation of all components of the GAAP to non-GAAP financial results can be found in Table 4 at the end of the release.

The loss attributable to the three months ended December 31, 2016 was a result of a $51.1 million impairment charge relating to our Direct Flow Medical note receivable investment.

“2016 was a transformational year for PDL; one in which we took advantage of opportunities in the specialty pharma space as another tool to increase shareholder value,” said John P. McLaughlin, president and chief executive officer of PDL. “As we look to 2017, we will focus our efforts on Noden product commercialization, along with acquiring additional specialty pharma assets, to drive value creation for PDL and our shareholders.”

Recent Developments

•	PDL announced today that the company’s board of directors has authorized the repurchase of up to $30 million of the company’s common stock through March 2018.

•
As a result of ARIAD Pharmaceuticals, Inc. being acquired by Takeda Pharmaceuticals Company Limited on February 16, 2017, PDL exercised its put option with ARIAD and will be repaid an estimated $110 million, which is 1.2 times the original investment less any sums paid to date. We received $9.3 million of royalty payments through December 31, 2016. The cash repayment is expected in late March or early April of 2017.

•
PDL received a royalty payment for the first quarter of 2017 in the amount of $14.2 million for royalties earned on sales of Tysabri. The duration of this royalty payment is based on the sales of product manufactured prior to patent expiry, the amount of which is uncertain.

•	In January 2017 PDL monetized $7.0 million of certain assets of Direct Flow Medical acquired through its foreclosure.

Revenue Highlights

•	Total revenues of $66.5 million for the three months ended December 31, 2016 included:

◦	Royalties from PDL’s licensees to the Queen et al. patents of $15.5 million, which consisted of royalties earned on sales of Tysabri® under a license agreement;

◦
Net royalty payments from acquired royalty rights and a change in fair value of the royalty rights assets of $28.1 million, which consisted of the change in estimated fair value of our royalty right assets, primarily related to the Depomed, Inc., University of Michigan, ARIAD and AcelRx Pharmaceuticals, Inc.;

◦	Interest revenue from notes receivable financings to kaléo and CareView Communications of $5.5 million; and

◦	Product revenues of $17.5 million from sales of Tekturna® and Tekturna HCT® in the United States and Rasilez® and Rasilez HCT® in the rest of the world (collectively, the Noden Products).

•	Total revenues decreased by 63 percent for the three months ended December 31, 2016, when compared to the same period in 2015.

◦	The decrease in royalties from PDL’s licensees to the Queen et al. patents is due to the expiration of the patent license agreement with Genentech, Inc.

◦
The decrease in royalty rights - change in fair value was primarily due to the $27.8 million decrease in fair value of the University of Michigan Cerdelga® royalty right asset and the decrease in fair value of the AcelRx Zalviso® royalty rights asset, partially offset by an increase in the fair value of the ARIAD Pharmaceuticals, Inc. royalty right asset.

◦	PDL received $25.3 million in net cash royalty and milestone payments from its royalty rights in the fourth quarter of 2016, compared to $34.4 million for the same period of 2015.

◦	The decrease in interest revenues was primarily due to the early repayment of the Paradigm Spine, LLC notes receivable investment.

◦	Product revenues were derived from sales of the Noden Products.

•	Total revenues decreased by 59 percent for the twelve months ended December 31, 2016, when compared to the same period in 2015.

◦	The decrease in royalties from PDL’s licensees to the Queen et al. patents is due to the expiration of the patent license agreement with Genentech, Inc.

◦
The decrease in royalty rights - change in fair value was primarily driven by a $36.6 million decrease in the fair value of the University of Michigan royalty rights Cerdelga asset, a $23.1 million decrease in the fair value of the Depomed royalty rights asset and a $3.0 million decrease in the fair value of the Viscogliosi Brothers, LLC royalty right asset, partially offset by a $14.8 million increase in the fair value of the ARIAD Pharmaceuticals, Inc. royalty right asset.

◦
PDL received $72.6 million in net cash royalty payments and milestone payments from its acquired royalty rights in the twelve months ended December 31, 2016, compared to $43.4 million for the same period of 2015.

◦	Product revenues and interest revenue variances were the same as the three months ended December 31, 2016.

Operating Expense Highlights

•
Operating expenses were $74.2 million for the three months ended December 31, 2016, compared to $16.5 million for the same period of 2015. The increase in operating expenses for the three months ended December 31, 2016, as compared to the same period in 2015, was primarily a result of a $51.1 million impairment charge relating to our Direct Flow Medical note receivable investment and $11.4 million in expenses related to the Noden operations.

•
Operating expenses were $114.9 million for the twelve months ended December 31, 2016, compared to $40.1 million for the same period of 2015. The increase in operating expenses for the twelve months ended December 31, 2016, as compared to the same period in 2015, was the result of the Direct Flow Medical impairment and $25.6 million in expenses related to the acquisition of the Noden Products and its operations.

Other Financial Highlights

•	PDL had cash, cash equivalents, and investments of $242.1 million at December 31, 2016, compared to $220.4 million at December 31, 2015.

•	Net cash provided by operating activities in the twelve months ended December 31, 2016 was $101.7 million, compared with $301.5 million in the same period in 2015.

Conference Call and Webcast Details

PDL will hold a conference call to discuss financial results at 4:30 p.m. Eastern Time today, March 1, 2017.

To access the live conference call via phone, please dial (800) 668-4132 from the United States and Canada or (224) 357-2196 internationally. The conference ID is 77416821. Please dial in approximately 10 minutes prior to the start of the call. A telephone replay will be available beginning approximately one hour after the call through March 8, 2017, and may be accessed by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally. The replay passcode is 77416821.

To access the live and subsequently archived webcast of the conference call, go to the Company’s website at http://www.pdl.com and go to “Events & Presentations.” Please connect to the website at least 15 minutes prior to the call to allow for any software download that may be necessary.

About PDL BioPharma, Inc.

PDL BioPharma, Inc. and its subsidiaries (collectively, the “Company”) seek to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries. In 2012, the Company began providing alternative sources of capital through royalty monetizations and debt facilities, and in 2016, the Company began acquiring commercial-stage products and launching specialized companies dedicated to the commercialization of these products. To date, the Company has consummated 16 of such transactions. Of these transactions, five have concluded with an average annual internal rate of return of 18.4%: Merus Labs International, Inc., Durata Therapeutics, Inc., AxoGen, Inc., Avinger, Inc. and Paradigm Spine, LLC. The Company has four debt transactions outstanding, representing deployed and committed capital of $269.0 million and $309.0 million, respectively: CareView Communications, Inc., kaléo, Inc., Direct Flow Medical, Inc., and LENSAR, Inc.; it has one hybrid royalty/debt transaction outstanding, representing deployed and committed capital of $44.0 million: Wellstat Diagnostics, LLC; and it has six royalty transactions outstanding representing deployed and committed capital of $496.1 million and $537.1 million, respectively: KYBELLA®, AcelRx Pharmaceuticals, Inc., ARIAD Pharmaceuticals, Inc., The Regents of the University of Michigan, Viscogliosi Brothers, LLC and Depomed, Inc. The Company’s equity and loan investments in Noden Pharma DAC and Noden Pharma USA, Inc. (together, “Noden”) represent deployed and committed capital of $110.0 million and $202.0 million, respectively.

The Company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it has received significant royalty revenue.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s royalty assets, restrict or impede the ability of the Company to invest in new royalty bearing assets and limit the Company’s ability to pay dividends are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

TABLE 1
PDL BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF INCOME DATA
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Royalties from Queen et al. patents	$15,513	$121,240	$166,158	$485,156
Royalty rights - change in fair value	28,068	49,069	16,196	68,367
Interest revenue	5,503	7,606	30,404	36,202
Product revenue, net	17,541	—	31,669	—
License and other	(133)	143	(126)	723
Total revenues	66,492	178,058	244,301	590,448

Operating Expenses
Cost of product revenue (excluding amortization of intangible assets)	4,065	—	4,065	—
Amortization of intangible assets	6,014	—	12,028	—
General and administrative expenses	12,597	12,545	39,790	36,090
Sales and marketing	527	—	538	—
Research and development	1,887	—	3,820	—
Change in fair value of anniversary payment and contingent consideration	(5,799)	—	(3,716)	—
Asset impairment loss	3,735	—	3,735	—
Acquisition-related costs	59	—	3,564	—
Loss on extinguishment of notes receivable	51,075	3,979	51,075	3,979
Total operating expenses	74,160	16,524	114,899	40,069
Operating income/(loss)	(7,668)	161,534	129,402	550,379

Non-operating expense, net
Interest and other income, net	184	74	588	368
Interest expense	(4,743)	(5,349)	(18,267)	(27,059)
Gain (loss) on extinguishment of debt	(2,353)	6,450	(2,353)	6,450
Total non-operating expense, net	(6,912)	1,175	(20,032)	(20,241)

Income/(loss) before income taxes	(14,580)	162,709	109,370	530,138
Income tax expense	(4,300)	62,135	45,711	197,343
Net income/(loss)	(10,280)	100,574	63,659	332,795
Less: Net income attributable to noncontrolling interests	56	—	53	—
Net income/(loss) attributable to PDL’s shareholders	$(10,336)	$100,574	$63,606	$332,795

Net income/(loss) per share
Basic	$(0.06)	$0.61	$0.39	$2.04
Diluted	$(0.06)	$0.61	$0.39	$2.03

Shares used to compute income per basic share	163,975	163,601	163,805	163,386
Shares used to compute income per diluted share	164,549	163,801	164,192	163,554

Cash dividends declared per common share	$—	$—	$0.10	$0.60

TABLE 2
PDL BIOPHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited)
(In thousands)

	December 31,	December 31,
	2016	2015
Cash, cash equivalents and investments (includes restricted cash)	$242,141	$220,352
Total notes receivable	$270,950	$364,905
Total royalty rights - at fair value	$402,318	$399,204
Total assets	$1,215,387	$1,012,205
Total term loan payable	$—	$24,966
Total convertible notes payable	$232,443	$228,862
Total PDL’s stockholders’ equity	$755,423	$695,952

TABLE 3
PDL BIOPHARMA, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW DATA
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Net income	$63,659	$332,795
Adjustments to reconcile net income to net cash provided by (used in) operating activities	52,738	(40,521)
Changes in assets and liabilities	(14,679)	9,191
Net cash provided by operating activities	$101,718	$301,465

TABLE 4
PDL BIOPHARMA, INC.
GAAP to NON-GAAP RECONCILIATION:
NET INCOME AND DILUTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amount)

A reconciliation between net income on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP net income/(loss) attributed to PDL’s shareholders as reported	$(10,336)	$100,574	$63,606	$332,795
Adjustments to Non-GAAP net income/(loss) (as detailed below)	1,716	(7,561)	44,518	(10,201)
Non-GAAP net income/(loss) attributed to PDL’s shareholders	$(8,620)	$93,013	$108,124	$322,594

An itemized reconciliation between net income/(loss) on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP net income/(loss) attributed to PDL’s shareholders as reported	$(10,336)	$100,574	$63,606	$332,795
Adjustments:
Mark-to-market adjustment to fair value assets	(2,726)	(14,632)	56,386	(24,960)
Non-cash interest revenues	(121)	(533)	(2,864)	(5,307)
Non-cash stock-based compensation expense	1,093	697	3,742	2,045
Non-cash debt offering costs	3,942	3,219	10,009	12,963
Mark-to-market adjustment on warrants held	31	(985)	906	(985)
Amortization of the intangible assets	6,014	—	12,028	—
Mark-to-market adjustment of anniversary payment and contingent consideration	(5,799)	—	(3,716)	—
Income tax effect related to above items	(718)	4,673	(31,973)	6,043
Total adjustments	1,716	(7,561)	44,518	(10,201)
Non-GAAP net income/(loss)	$(8,620)	$93,013	$108,124	$322,594

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net income, and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.

“Non-GAAP net income“ is not based on any standardized methodology prescribed by GAAP and represent GAAP net income adjusted to exclude (1) mark-to market adjustments related to the fair value election for our investments in royalty rights presented in our earnings, which include the fair value re-measurement of future discounted cash flows for each of the royalty rights assets we have acquired, (2) non-cash interest revenue from notes receivable (3) stock-based compensation expense, (4) non-cash interest expense related to PDL debt offering costs, (5) mark-to market adjustments related to warrants held, (6) mark-

to-market adjustment related to acquisition-related contingent considerations, (7) amortization of intangible assets, and to adjust (7) the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income. Non-GAAP financial measures used by PDL may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.